Exhibit (c)(4)

Project AUTUMN

■

REPORT TO THE

SPECIAL COMMITTEE

February 13, 2002

William Blair & Company®

Investment Banking ▪ Equity Research ▪ Institutional & Private Brokerage ▪ Asset Management ▪ Private Capital

William Blair & Company, L.L.C. 222 West Adams Street Chicago, Illinois 60606 312.236.1600 www.williamblair.com

CHICAGO HARTFORD LONDON SAN FRANCISCO TOKYO VADUZ ZURICH

Important Information

Confidential Material Presented to the Special Committee of the Board of Directors of AUTUMN

The following pages contain material that was provided to the Special Committee of the Board of Directors of AUTUMN (the "Company") in the context of a meeting held to consider a proposed business combination between the Company and DELTA. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors and not with a view toward public disclosure. The information utilized in preparing this presentation was obtained from the Company, DELTA and other public sources. Any estimates and projections for the Company or DELTA contained herein have been prepared by senior management or are publicly available, or based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, neither William Blair & Company, L.L.C. nor any of their respective legal advisors take any responsibility for the accuracy or completeness of any of the material used by persons other than the Special Committee of the Board of Directors of the Company. Neither the Company nor William Blair & Company, L.L.C. undertakes any obligation to update or otherwise revise the accompanying materials.

Table of Contents

TRANSACTION OVERVIEW

William Blair & Company

SUMMARY OF DELTA PROPOSAL

Item	Transaction Terms
Potential Acquiror	✦ DELTA, a corporation formed by the Chairman and CEO of AUTUMN
Transaction	✦ Acquire remaining common stock of AUTUMN through a going private transaction
Consideration	✦ $7.15 cash consideration per share of AUTUMN stock
	✦ Premiums to AUTUMN stock price assuming a February 13, 2002 announcement are:
	▪ 1 Day premium of 18.4% ($6.04 AUTUMN stock price)
	▪ 1 Week premium of 28.6% ($5.56 AUTUMN stock price)
	▪ 1 Month premium of 43.0% ($5.00 AUTUMN stock price)
Conditions to Closing	✦ Stockholder's approval/regulatory approvals/modified material adverse change clause/no breaches of representations and warranties/other customary conditions to closing
Fiduciary Duties	✦ Per Virginia Law
Termination Fee	✦ None

PROCESS OVERVIEW

- AUTUMN's Board of Directors began the consideration of strategic alternatives for the Company in October, 2000 with the stock trading at about $6.25 per share
- The Board of Directors concluded that remaining as an independent public company may not be best course of action for the Company and its shareholders and that it was appropriate to investigate alternatives to maximize shareholder value.
- On January 9, 2001, with the stock trading at about $4.00 per share AUTUMN retained an investment bank to determine if the company could be acquired on attractive terms. A full market test ensued during the first two quarters of 2001. 36 companies were identified and contacted. Three expressed preliminary interest and had conversations with the company. None expressed interest in proceeding further. During this period, the stock was trading between approximately $3.50 and $6.00. One additional party expressed interest during August 2001, but declined to make an offer. At this time the stock was trading between $5.00 and $6.00 per share.
- During December, 2001, the Board of Directors considered a proposal to proceed with a tender offer for up to 3 million common shares. On January 10, 2002 the Board of Directors determined that this plan was not advisable. During the consideration of this concept the stock was trading between approximately $4.00 and $5.00 per share.
- On January 14, 2002, with the stock trading at approximately $5.00 per share, the company's CEO notified the outside members of the Board of Directors that he was considering making an offer to buy out the public shareholders via a merger with a company he and related parties would establish.
- On January 17, 2002, the Board of Directors established a Special Committee composed of three outside directors to evaluate any offer made by the CEO ("DELTA"). On February 1, 2002 the Special Committee retained William Blair & Company as its financial advisor. The stock closed at $5.58 on this date.

PROCESS OVERVIEW

- On February 4, 2002, the Board of Directors of AUTUMN received a letter from DELTA proposing a cash offer of $6.60 per share for the shares of AUTUMN not owned or controlled by DELTA. Accompanying that letter was a first draft of the proposed Agreement and Plan of Merger.

- On February 5, 2002, the Special Committee convened via phone to review the offer and its financial parameters. After such review, the Special Committee determined the offer was inadequate. William Blair communicated the Special Committee's opinion to DELTA.

- On February 7, 2002, the Special Committee convened via phone and discussed William Blair's initial due diligence findings. Later that day, DELTA proposed a revised offer of $6.75 per share. The stock closed at $5.79 on this date.

- On February 9, 2002, the Special Committee convened via phone to review additional due diligence findings and preliminary valuation material prepared by William Blair and discuss DELTA's revised offer of $6.75 per share. The Special Committee agreed to respond to DELTA with a counter offer requesting $8.50 per share.

- On February 11, 2002, the Special Committee received a revised offer letter from DELTA containing an increased offer price per share of $7.00. DELTA stated in the letter that this offer was final.

- On February 12, 2002, the Special Committee convened via phone with William Blair and Hunton & Williams to discuss the revised proposal from DELTA and decided to respond with a counter offer of $7.60 per share. Later that day, DELTA replied with an increased offer of $7.10 per share. The Special Committee and its advisors reconvened later that day to consider DELTA's revised proposal. The Special Committee then instructed William Blair to propose a counter offer of $7.35 per share.

- On February 13, 2002, Delta presented a revised proposal of $7.15, and indicated that this was their last offer. The Special Committee and its advisors convened via phone to consider this proposal and decided to accept the proposal contingent upon satisfactory negotiation of the Agreement and Plan of Merger and receipt of a fairness opinion by William Blair.

TRANSACTION VALUE SUMMARY

($ in millions, except per share data)

	Initial Offer	Final Offer
Equity Value		
Offer Price of Equity Per Share for AUTUMN	$ 6.60	$ 7.15
Common Stock (Fully Diluted)(1)	15.43	15.45
Implied Offer Value of Equity	$ 101.9	$ 110.4
Net Debt(2)	$ (30.4)	$ (30.4)

	Initial Offer	Final Offer
Offer Value of Equity	**$ 101.9**	**$ 110.4**
Less: Net Debt	**(30.4)**	**(30.4)**
Implied Total Enterprise Value	**$ 71.5**	**$ 80.1**

(1) Common stock plus the share equivalents, as determined by the Treasury stock method, of in-the-money options per management.
(2) Net debt as of 12/31/01.

AUTUMN VALUATION MATRIX

($ in millions, except per share data)

Assumed Share Price:		$6.04	$ 6.60	$ 6.75	$ 7.00	$ 7.10	$ 7.15
Premium Relative to Price (As of 2/12/02):	$6.04	0.0%	9.3%	11.8%	15.9%	17.5%	18.4%
Diluted Shares Outstanding[(1)]		15.42	15.43	15.44	15.44	15.44	15.45
Implied Market Capitalization		$ 93.1	$ 101.9	$ 104.2	$ 108.1	$ 109.7	$ 110.4
Net Debt Outstanding[(2)]		(30.4)	(30.4)	(30.4)	(30.4)	(30.4)	(30.4)
Total Enterprise Value		$ 62.7	$ 71.5	$ 73.8	$ 77.7	$ 79.3	$ 80.1
Enterprise Value Premium		0.0%	13.9%	17.6%	23.9%	26.3%	27.6%
	AUTUMN* *2001 Result				***Implied Multiples***		
Revenue[(2)]	$92.8	0.68x	0.77x	0.80x	0.84x	0.85x	0.86x
EBITDA[(2)]	$13.0	4.8x	5.5x	5.7x	6.0x	6.1x	6.2x
EBIT[(2)]	$5.3	11.9x	13.6x	14.0x	14.8x	15.1x	15.2x
EPS[(2)]	$0.16	37.2x	40.7x	41.6x	43.2x	43.8x	44.1x

(1) Common stock plus the share equivalents, as determined by the Treasury stock method, of in-the-money options per management.
(2) AUTUMN internal fiscal year end December 31, 2001 financials as of February 6, 2002.

BACKGROUND ON AUTUMN

William Blair & Company

Historical Results

William Blair & Company

STOCK PRICE PERFORMANCE

AUTUMN Recent Stock Activity



$8.00
$6.00
$4.00
$2.00
$0.00
400
300
200
100
0
Stock Price
Volume (000's)
February 2001 Release of Project Planner Software
March 2001 Release of Crosspoint 4i
April 30, 2001 Reports First Quarter Earnings
July 2, 2001 Pre-announces Second Quarter Shortfall
July 25, 2001 Reports Second Quarter Results
October 25, 2001 Reports Third Quarter Results
Feb-01
Mar-01
Apr-01
May-01
May-01
Jun-01
Jul-01
Aug-01
Sep-01
Oct-01
Nov-01
Nov-01
Dec-01
Jan-02

ANNUAL FINANCIALS

($ in thousands, except per share data)

	Fiscal Years Ended December 31,					
	1996	1997	1998	1999	2000	2001
Revenues:						
Software	$ 14,114	$ 21,043	$ 28,162	$ 29,836	$ 27,603	$ 23,157
Services	24,343	33,216	50,867	65,321	67,642	67,047
Third-party Equipment and Software	3,254	3,387	4,040	3,087	3,013	2,603
Total Revenues	$ 41,711	$ 57,646	$ 83,069	$ 98,244	$ 98,258	$ 92,806
Gross Margin	$ 27,774	$ 38,587	$ 52,669	$ 62,172	$ 55,118	$ 52,913
EBITDA	$ 11,359	$ 18,374	$ 21,264	$ 30,638	$ 18,269	$ 12,993
EBIT	$ 10,115	$ 16,826	$ 18,477	$ 26,927	$ 12,481	$ 5,257
Net Income	$ 6,415 (1)	$ 10,827 (1)	$ 11,755	$ 17,212	$ 7,699	$ 2,478
EPS	$ 0.39	$ 0.61	$ 0.64	$ 0.97	$ 0.47	$ 0.16
Growth Rate and Margin Analysis:						
Revenue Growth Rate	*21.6%*	*38.2%*	*44.1%*	*18.3%*	*0.0%*	*(5.5%)*
Gross Margin	*66.6%*	*66.9%*	*63.4%*	*63.3%*	*56.1%*	*57.0%*
EBITDA Margin	*27.2%*	*31.9%*	*25.6%*	*31.2%*	*18.6%*	*14.0%*
EBIT Margin	*24.3%*	*29.2%*	*22.2%*	*27.4%*	*12.7%*	*5.7%*
Net Income Margin	*15.4%*	*18.8%*	*14.2%*	*17.5%*	*7.8%*	*2.7%*

(1) Pro forma taxes presented for 1996 and 1997 to reflect the state and federal income taxes AUTUMN would have paid if it had not elected S Corporation status.

QUARTERLY FINANCIALS

($ in thousands, except per share data)

	2000				2001			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues	$ 25,293	$ 22,109	$ 25,348	$ 25,508	$ 25,136	$ 23,094	$ 21,765	$ 22,811
Gross Margin	$ 15,140	$ 11,290	$ 14,259	$ 14,429	$ 13,470	$ 12,683	$ 12,923	$ 13,837
EBITDA	$ 7,572	$ 2,327	$ 5,458	$ 2,912	$ 3,513	$ 2,843	$ 3,039	$ 3,598
EBIT	$ 6,558	$ 1,078	$ 2,768	$ 2,077	$ 1,743	$ 539	$ 1,483	$ 1,492
Net Income	$ 4,183	$ 818	$ 1,819	$ 879	$ 904	$ 219	$ 911	$ 444
EPS	$ 0.25	$ 0.05	$ 0.11	$ 0.06	$ 0.06	$ 0.01	$ 0.06	$ 0.03
Growth Rate and Margin Analysis:								
Revenue Growth Rate	*(2.8%)*	*(12.6%)*	*14.7%*	*0.6%*	*(1.5%)*	*(8.1%)*	*(5.8%)*	*4.8%*
Gross Margin	*59.9%*	*51.1%*	*56.3%*	*56.6%*	*53.6%*	*54.9%*	*59.4%*	*60.7%*
EBITDA Margin	*29.9%*	*10.5%*	*21.5%*	*11.4%*	*14.0%*	*12.3%*	*14.0%*	*15.8%*
EBIT Margin	*25.9%*	*4.9%*	*10.9%*	*8.1%*	*6.9%*	*2.3%*	*6.8%*	*6.5%*
Net Income Margin	*16.5%*	*3.7%*	*7.2%*	*3.4%*	*3.6%*	*0.9%*	*4.2%*	*1.9%*

BALANCE SHEET SUMMARY

($ in thousands)	12/31/99	12/31/00	Preliminary 12/31/01
Cash and Marketable Securities	$ 29,245	$ 14,156	$ 30,383
Accounts Receivable	13,427	15,159	12,263
Other Current Assets	4,695	5,581	5,710
Total Current Assets	47,367	34,896	48,356
Furniture, Equipment, and Leasehold Improvements, net	6,516	7,358	6,247
Computer Software Development Costs, net	5,129	6,319	6,199
Purchased Goodwill and Intangibles, net	3,298	15,238	11,465
Other Assets	125	350	267
Total Non-Current Assets	15,068	29,265	24,178
Total Assets	$ 62,435	$ 64,161	$ 72,534
Accounts Payable and Accrued Expenses	$ 6,567	$ 8,962	$ 8,065
Other Current Liabilities	8,626	9,968	15,159
Total Current Liabilities	15,193	18,930	23,224
Long Term Deferred Income Tax Liability	-	-	932
Total Stockholders' Equity	47,242	45,231	48,378
Total Liabilities & Stockholders' Equity	$ 62,435	$ 64,161	$ 72,534

HISTORICAL FINANCIAL PERFORMANCE - OBSERVATIONS

- William Blair & Company conducted due diligence investigations of AUTUMN during visits to the Company on February 6, 2002 and February 8, 2002 as well as during several telephone calls with the Company's CEO and CFO. A summary of its observations, already discussed with the Special Committee during prior meetings include:
- The Company enjoys several fundamental strengths:
  - Strong cash flow
  - Strong balance sheet
  - Strong brands (particularly in the Government Contractor and Architectural and Engineering segments)
  - Large, loyal installed base, providing attractive maintenance annuity and upgrade revenue
  - Attractive profitability potential, albeit depressed from peak performance
- The Company also faces a number of challenges:
  - Negative license sales trend in some business units
  - Flat overall license volume despite contributions from acquisitions
  - Increasing reliance on license sales of 3rd party products
  - The need to invest heavily to continue to enhance the functionality of its products
  - Increasing reliance on upgrade sales to existing customers
  - Increasing expenditures on Sales and Marketing as a percentage of revenue
- New revenue recognition rules reduce revenue and earnings predictability

Stock Performance, Liquidity and Ownership

HISTORICAL STOCK PRICE PERFORMANCE

AUTUMN Daily Closing Price and Volume - Latest Twelve Months



$8.00
$7.15
$6.00
$4.00
$2.00
$0.00
Stock Price
400
300
200
100
0
Volume (000's)
Feb-01
Mar-01
Apr-01
May-01
May-01
Jun-01
Jul-01
Aug-01
Sep-01
Oct-01
Nov-01
Nov-01
Dec-01
Jan-02

Historical Stock Price Performance

AUTUMN Daily Closing Price and Volume - Latest 3 Years



Stock Price
$25.00
$20.00
$15.00
$10.00
$7.15
$5.00
$0.00
Volume (000's)
1,000
750
500
250
0
Feb-99
Apr-99
May-99
Jul-99
Sep-99
Oct-99
Dec-99
Feb-00
Apr-00
May-00
Jul-00
Sep-00
Oct-00
Dec-00
Feb-01
Apr-01
May-01
Jul-01
Sep-01
Nov-01
Dec-01

INDEXED STOCK PRICE PERFORMANCE

AUTUMN Indexed Stock Performance – Latest Twelve Months



140
120
100
80
60
40
20
Feb-01
Mar-01
May-01
Jun-01
Aug-01
Sep-01
Nov-01
Dec-01
Jan-02
AUTUMN
Peer Group
Small Cap
NASDAQ
S&P 500

Peer Group includes: AZPN, ESYS, HNCS, INFMC, JDEC, JDAS, LYBG, MANU, MROI and PEGA.
Small Cap Group includes: ANSWA, EPIC, ESYS, INFMC, MYMS, MAPX, PEGA, QADI, ROSS, and TRIS.

INDEXED STOCK PRICE PERFORMANCE

AUTUMN Indexed Stock Performance – Latest 3 Years



400
300
200
100
0
Feb-99
Mar-99
May-99
Jun-99
Aug-99
Sep-99
Oct-99
Dec-99
Jan-00
Mar-00
Apr-00
Jun-00
Jul-00
Aug-00
Oct-00
Nov-00
Jan-01
Feb-01
Apr-01
May-01
Jun-01
Aug-01
Oct-01
Nov-01
Dec-01
Feb-02
AUTUMN
Peer Group
Small Cap
NASDAQ
S&P 500

Peer Group includes: AZPN, ESYS, HNCS, INFMC, JDEC, JDAS, LYBG, MANU, MROI and PEGA.

Small Cap Group includes: ANSWA, EPIC, ESYS, INFMC, MTMS, MAPX, PEGA, QADI, ROSS, and YRKS.

HISTORICAL TRADING ACTIVITY

AUTUMN Trading Activity – Latest Twelve Months

Greater than or Equal to	But Less Than	Shares Traded	Cumulative Shares Traded	% of Total Volume Traded at This Price	% of Total Volume Traded at or Below This Price	% of Total Common Shares Outstanding(1)	% of Total Common Shares Outstanding Traded at or Below This Price	% of Total Public Float(2)	% of Total Public Float Traded at or Below This Price
$3.40	$3.60	54,600	54,600	0.82%	0.82%	0.36%	0.36%	0.85%	0.85%
3.60	3.80	148,800	203,400	2.25%	3.07%	0.97%	1.33%	2.30%	3.15%
3.80	4.00	265,300	468,700	4.01%	7.08%	1.73%	3.06%	4.11%	7.26%
4.00	4.20	610,600	1,079,300	9.22%	16.30%	3.99%	7.05%	9.45%	16.71%
4.20	4.40	1,142,900	2,222,200	17.26%	33.56%	7.46%	14.51%	17.69%	34.40%
4.40	4.60	489,700	2,711,900	7.39%	40.95%	3.20%	17.71%	7.58%	41.98%
4.60	4.80	642,800	3,354,700	9.71%	50.66%	4.20%	21.91%	9.95%	51.93%
4.80	5.00	552,200	3,906,900	8.34%	59.00%	3.61%	25.51%	8.55%	60.48%
5.00	5.20	667,500	4,574,400	10.08%	69.08%	4.36%	29.87%	10.33%	70.81%
5.20	5.40	121,200	4,695,600	1.83%	70.91%	0.79%	30.66%	1.88%	72.69%
5.40	5.60	381,200	5,076,800	5.76%	76.66%	2.49%	33.15%	5.90%	78.59%
5.60	5.80	476,100	5,552,900	7.19%	83.85%	3.11%	36.26%	7.37%	85.96%
5.80	6.00	424,300	5,977,200	6.41%	90.26%	2.77%	39.03%	6.57%	92.52%
6.00	6.20	489,000	6,466,200	7.38%	97.64%	3.19%	42.22%	7.57%	100.09%
6.20	6.40	-	6,466,200	0.00%	97.64%	0.00%	42.22%	0.00%	100.09%
6.40	6.60	-	6,466,200	0.00%	97.64%	0.00%	42.22%	0.00%	100.09%
6.60	6.80	156,000	6,622,200	2.36%	100.00%	1.02%	43.24%	2.41%	102.51%
		6,622,200							
Weighted average price		$ 4.91							

Note: Analysis is based on the average high and low prices for each day, not the closing price.

(1) Based on 15,314,089 shares outstanding as of February 6, 2002.

(2) Public Float defined as shares outstanding less insider holdings of 8,853 thousand shares which includes 749,800 shares held by Brown Brothers Harriman & Co.

HISTORICAL TRADING ACTIVITY

AUTUMN Trading Activity – Latest Twelve Months


20.0%
16.0%
12.0%
8.0%
4.0%
0.0%
0.92%
2.25%
4.01%
9.22%
17.26%
7.39%
9.71%
8.34%
10.08%
1.83%
5.76%
7.19%
6.41%
7.38%
0.00%
0.00%
2.36%
Up to $3.60
$3.60 – $3.80
$3.80 – $4.00
$4.00 – $4.20
$4.20 – $4.40
$4.40 – $4.60
$4.60 – $4.80
$4.80 – $5.00
$5.00 – $5.20
$5.20 – $5.40
$5.40 – $5.60
$5.60 – $5.80
$5.80 – $6.00
$6.00 – $6.20
$6.20 – $6.40
$6.40 – $6.60
$6.60 – $6.80

William Blair & Company®

OWNERSHIP PROFILE

	Shares Held	Percent Held
Insiders[1]		
Participating Insiders		
Kenneth E. Delaski	4,633,200	30.3%
Donald Delaski	3,464,300	22.6%
Brown Brothers Harriman & Co.[2]	749,800	4.9%
	8,847,300	57.8%
Other Insiders	6,669	0.0%
Total Insiders	8,853,969	57.8%
Institutional Investors[3]		
William Blair & Co.	670,156	4.4%
DFA Investment Dimensions Group, Inc.	386,000	2.5%
Brandywine Asset Management, Inc.	325,100	2.1%
Fidelity Management & Research Co.	309,767	2.0%
Kennedy Capital Management, Inc.	143,700	0.9%
Barclays Global Investors, N.A.	96,372	0.6%
Vanguard Group	92,900	0.6%
REF LLC	32,800	0.2%
Morgan Stanley Dean Witter & Co.	50,700	0.3%
Compass Asset Management	35,000	0.2%
Oppenheimerfunds, Inc.	31,300	0.2%
The Northern Trust Co.	26,313	0.2%
Mellon Bank Asset Management	22,945	0.1%
McCarthy Group Asset Management, Inc.	21,614	0.1%
Thomson, Horstmann & Bryant, Inc.	21,500	0.1%
The First National Bank Of Omaha	12,821	0.1%
Other Institutional Investors	10,329	0.1%
Total Institutional Investors	2,289,317	14.9%
Retail Investors[4]	4,170,803	27.2%
Total Shares Outstanding[5]	15,314,089	100.0%

(1) From FactSet Lionshares as of 9/30/01. Excludes options to purchase common stock

(2) Beneficial owner of the Class Trust which is expected to participate in the transaction

(3) From FactSet Lionshares as of 9/30/01 or latest reported date

(4) Retail investors defined as total shares outstanding minus insiders and institutional investors

(5) As of February 6, 2002

HISTORICAL INSTITUTIONAL OWNERSHIP


$100,000
$80,000
$60,000
$40,000
$20,000
$ -
40.0%
32.0%
24.0%
16.0%
8.0%
0.0%
35.1%
28.1%
30.7%
19.1%
22.8%
25.7%
19.2%
18.6%
14.7%
16.6%
16.3%
14.9%
Q1 '99
Q2 '99
Q3 '99
Q4 '99
Q1 '00
Q2 '00
Q3 '00
Q4 '00
Q1 '01
Q2 '01
Q3 '01
Q4 '01
Market Value of Institutional Holdings ($ 000's)
% Institutional Ownership

Historical Trading Value

Average Daily Value Traded per Quarter


Average Daily Value Traded per Quarter ($000's)
$2,000
$1,500
$1,000
$500
$-
Q1 '99
Q2 '99
Q3 '99
Q4 '99
Q1 '00
Q2 '00
Q3 '00
Q4 '00
Q1 '01
Q2 '01
Q3 '01
Q4 '01

PROJECTIONS

William Blair & Company

OBSERVATIONS

- During its due diligence investigations, William Blair learned that AUTUMN had not implemented a formal business forecasting process for the Company. The Company did produce sales and earnings targets at the beginning of each year that served as the basis of its incentive compensation program. Such projections were presented to and reviewed by the Company's Board of Directors in early 2001 and 2002.

- William Blair & Company reviewed the Bonus projections for 2002. Under this plan, approximately 80 employees were eligible to receive bonuses which, on average, represented approximately a 20% addition to their base salary. Blair learned that the targets set for 2002 were very similar in absolute terms to the bonus target established for 2001, which the company failed to achieve by a significant margin.

- After consideration of Blair's observations regarding the Bonus projections, the Special Committee asked AUTUMN management to prepare projections for 2002, as well as the following four years, which reflect management's best judgment regarding the company's future results.

- AUTUMN's CFO, with input from the Company's divisional General Managers, produced the requested projections. Blair reviewed the assumptions incorporated with the CFO and then presented them to the Special Committee as part of its valuation analyses.

COMPARISON OF PROJECTIONS FOR 2002

	Actual 2001	Bonus Model 2002	Company Forecast 2002
Revenue:			
Software	$23,157	$32,627	$27,557
Services	67,046	74,011	70,439
Third-party Equipment and Software	2,603	2,273	2,629
Total Revenue	$92,806	$108,911	$100,624
Gross Margin	$52,913	$69,845	$60,186
EBITDA	$12,994	$21,137	$14,553
EBIT	$5,258	$17,233	$9,853
Net Income	$2,478	$11,104	$6,569
EPS	$0.16	$0.72	$0.43
% Margins			
Gross Margin	*57.0%*	*64.1%*	*59.8%*
EBITDA	*14.0%*	*19.4%*	*14.5%*
EBIT	*5.7%*	*15.8%*	*9.8%*
Net Income	*2.7%*	*10.2%*	*6.5%*
% Growth from 2001			
Software		*40.9%*	*19.0%*
Services		*10.4%*	*5.1%*
Third-party Equipment and Software		*-12.7%*	*1.0%*
Total Revenue		*17.4%*	*8.4%*
Gross Margin		*32.0%*	*13.7%*
EBITDA		*62.7%*	*12.0%*
EBIT		*227.8%*	*87.4%*
Net Income		*348.0%*	*165.1%*

SUMMARY OF COMPANY FIVE YEAR FORECAST

($ in thousands)	Actual 2001	Forecast 2002	2003	2004	2005	2006
Revenue	$92,806	$100,624	$109,986	$120,003	$131,015	$143,127
Cost of Revenue	$39,892	$40,438	$43,332	$46,621	$49,791	$53,371
Gross Profit	$52,913	$60,186	$66,655	$73,382	$81,224	$89,755
Operating Expenses	$43,603	$49,783	$53,224	$57,201	$62,075	$67,077
EBITA	$9,311	$10,403	$13,431	$16,182	$19,148	$22,678
Amortization of Goodwill	$4,053	$550	$455	$455	$455	$0
EBIT	$5,258	$9,853	$12,976	$15,727	$18,693	$22,678
Net Income	$2,478	$6,569	$8,542	$10,248	$12,191	$14,654
Diluted EPS	$0.16	$0.48	$0.55	$0.65	$0.77	$0.91
Depreciation & Amortization	$7,736	$4,700	$4,705	$4,705	$3,450	$3,450
EBITDA	$12,994	$14,553	$17,681	$20,432	$22,143	$26,128
Capital Expenditures	$2,719	$5,450	$3,950	$3,950	$3,950	$3,950
% of Sales						
Gross Profit	57.0%	59.8%	60.6%	61.2%	62.0%	62.7%
EBITDA	14.0%	14.5%	16.1%	17.0%	16.9%	18.3%
EBIT	5.7%	9.8%	11.8%	13.1%	14.3%	15.8%
% of Growth						
Revenue		8.4%	9.3%	9.1%	9.2%	9.2%
Gross Profit		13.7%	10.7%	10.1%	10.7%	10.5%
EBITDA		12.0%	21.5%	15.6%	8.4%	18.0%
EBIT		87.4%	31.7%	21.2%	18.9%	21.3%

AUTUMN Valuation Analysis

William Blair & Company

OVERVIEW

- William Blair & Company's ("Blair") has been retained by the Special Committee of the Board of Directors of AUTUMN to render its opinion with respect to the fairness, from a financial point of view, to the stockholders of AUTUMN (the "Company") of the $7.15 per share cash consideration to be received in the proposed sale to DELTA
- In formulating its opinion Blair reviewed the following:
  - Certain historical and projected business, operating and financial data of AUTUMN
  - Historical stock trading performance of AUTUMN
  - Financial and stock market information on selected public companies we considered relevant
  - Financial terms of certain recently completed transactions we considered relevant
  - Information on acquisition premiums for public companies we deemed relevant
  - Other publicly available information related to AUTUMN
  - The draft Agreement and Plan of Merger (dated February 12, 2002)

Key Assumptions Underlying Our Review and Analysis

- In providing our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion.
- We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company.
- We have been advised by the management of the Company that the forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company.
- We have relied as to all legal matters on advice of counsel to the Special Committee.
- In providing our opinion, we have assumed that the Proposed Transaction will be consummated on the terms described in the draft Agreement and Plan of Merger, without any waiver of any material terms or conditions by the Company.

COMPARABLE PUBLIC COMPANIES

William Blair & Company

COMPARABLE PUBLIC COMPANY ANALYSIS

Comparable Company Multiples Comparison

	Stock Price					Market	Net Debt	Total	LTM			Total Value(1) /				Long Term	Mkt Price /
	Closing Price	52 Week		Change Since					Revenue	EBITDA	EBIT	LTM	LTM	LTM	LTM	EPS Growth	Book Value
	09/12/01	Low	High	52 Wk High	09/10/01	Value ($MM)	(Cash) ($MM)	Value ($MM)(1)	($MM)	($MM)	($MM)	Revenue	EBITDA	EBIT	P/E	Rate	Per Share
Enterprise Software - Peer Group (from Proxy):																	
ASPEN TECHNOLOGY INC	37.9	37.79	30.00	-55.3%	6.8%	366.8	32.7	359.1	300.6	(3.6)	(311.9)	1.56 x	NMF	NMF	NMF	27.5%	1.0 x
HNC SOFTWARE INC	15.35	14.00	75.18	-56.9%	36.0%	518.8	(161.7)	175.1	236.7	NA	(77.4)	1.66	NMF	NMF	NMF	25.7%	1.4
J.D. EDWARDS & CO	16.06	6.00	17.11	-6.3%	-3.4%	1,911.8	(234.3)	1,677.6	874.0	41.7	(26.1)	1.92	40.3	NMF	NMF	24.0%	6.4
JDA SOFTWARE GROUP INC	17.81	9.19	29.74	-6.5%	34.5%	741.1	(64.0)	677.1	206.9	26.9	15.4	1.27	25.1	41.9	61.5	24.5%	1.1
LIGHTBRIDGE INC	10.00	7.86	19.47	-48.5%	-47.7%	280.7	(118.6)	161.7	176.6	28.0	23.6	0.92	5.8	6.9	14.4	15.0%	1.7
MANUGISTICS GROUP INC	18.06	4.94	51.06	-64.7%	-44.4%	1,213.8	36.5	1,259.4	718.8	3.1	(108.3)	1.76	NMF	NMF	NMF	27.5%	1.1
MRO SOFTWARE INC	17.20	6.75	29.85	-9.3%	15.9%	609.7	(54.3)	555.6	190.5	3.6	(14.1)	2.92	NMF	NMF	NMF	23.8%	4.9
Enterprise Software - Small Cap:																	
AMERICAN SOFTWARE -CL A	31.77	31.06	37.35	-3.5%	16.8%	372.1	(310.7)	345.5	286.8	36.5	(32.9)	0.52 x	7.0 x	NMF	NMF	20.0%	1.4 x
EPICOR SOFTWARE CORP	1.35	0.66	2.80	-19.6%	51.0%	99.4	(20.8)	86.1	171.0	NA	(31.1)	0.50	NMF	NMF	NMF	30.0%	NMF
FRONTSTEP INC	1.80	1.89	5.50	-49.1%	46.7%	31.1	11.8	46.0	115.1	1.5	(7.5)	0.40	11.1	NMF	NMF	25.0%	1.6
INFINIUM SOFTWARE INC	1.70	0.45	7.00	-10.0%	15.0%	16.5	(17.0)	31.5	68.4	11.3	1.9	0.74	2.1	12.4	NMF	NA	NMF
MADE2MANAGE SYSTEMS INC	6.75	2.78	7.15	-5.6%	84.9%	31.6	(15.1)	17.6	11.7	0.4	(1.4)	0.52	NMF	NMF	NMF	30.0%	1.6
MAPICS INC	7.75	2.85	7.80	-5.8%	19.7%	147.4	(5.5)	142.0	171.0	21.6	(19.1)	1.07	6.0	NMF	NMF	30.0%	NMF
PEGASYSTEMS INC	5.35	1.94	6.35	-16.0%	20.7%	171.7	(26.1)	145.6	87.6	4.9	(2.0)	1.66	29.6	NMF	NMF	70.0%	1.7
QAD INC	1.30	1.61	1.99	-19.8%	10.0%	109.1	(29.5)	80.4	209.7	18.1	0.1	0.78	4.4	NMF	NMF	NA	1.6
ROSS SYSTEMS INC	7.58	1.88	9.47	-19.6%	11.7%	19.6	1.9	31.6	45.1	6.7	3.8	0.52	1.5	8.4	11.1	NA	0.9
TIMBERLINE SOFTWARE CORP	6.00	2.88	7.20	-16.7%	0.0%	70.0	(9.8)	60.1	57.1	5.5	2.0	1.06	11.0	29.7	77.5	25.0%	2.8
Enterprise Software - Small Cap:																	
Minimum				-49.1%	46.7%	319.6	(310.7)	317.6	311.7	30.4		0.74 x	2.1 x			20.0%	0.9 x
Mean				-16.5%	34.5%	78.0	(11.7)	67.1	100.8	8.9		0.70	9.6			23.1%	2.0
Median				-16.7%	27.2%	71.1	(14.0)	51.1	87.2	6.5		0.52	6.5			23.0%	1.7
Maximum				-3.5%	84.9%	171.7	11.8	145.6	209.7	21.6		1.66	29.6			70.0%	2.8
Overall																	
Minimum				-64.7%	46.7%	319.6	(234.3)	317.6	311.7	(3.6)		0.74 x	2.1 x			15.0%	0.9 x
Mean				-34.3%	11.8%	791.8	(43.3)	751.1	194.4	11.8		1.79	11.5			23.7%	2.7
Median				-16.7%	15.9%	147.4	(20.8)	142.0	171.0	6.5		1.06	7.0			24.1%	1.6
Maximum				-3.5%	84.9%	1,911.8	32.7	1,677.6	874.0	41.7		1.96	40.3			70.0%	6.4
AUTLMN	26.04	31.50	37.13	-15.3%	16.7%	391.1	(310.4)	361.7	390.8	331.0	35.1	0.68 x	48 x	11.9 x	17.3 x	15.0%	1.9 x
AUTLMN (Buyout)	37.15					310.4	(310.4)	380.1	390.8	331.0	35.1	0.86 x	6.1 x	15.1 x	44.1 x	15.0%	2.1 x

(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents. Assumes Cash and Equivalents for these companies represent excess cash.
LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful
* Market values excluded from Minimum, Mean, Median and Maximum

COMPARABLE PUBLIC COMPANY ANALYSIS

Comparable Public Company Valuation Summary

	AUTUMN at $7.15	Comparable Companies Low		Comparable Companies Median		Comparable Companies High
Total Value / Revenue	0.86x	0.34x	--	0.52x	--	1.66x
Total Value / EBITDA	6.2x	2.1x	--	6.5x	--	29.6x
Equity Value / Book Value	2.3x	0.9x	--	1.7x	--	2.8x

COMPARABLE M&A TRANSACTIONS

COMPARABLE TRANSACTION ANALYSIS

Acquisition Multiples Comparison

Date Announced	Date Effective	Target	Acquiror	Total Enterprise Value ($MM)	Equity Value ($MM)	Transaction Value to LTM Sales	Transaction Value to LTM EBITDA	Transaction Value to LTM EBIT	Equity Value to LTM Net Income	Equity Value to Common Equity
12/06/01	NA	Landmark Systems Corp.	Allen Systems Group, Inc.	$36.6	$59.9	0.63x	26.6x	NMF	NMF	1.7x
07/09/01	10/23/01	eshare communications, Inc.	divine, inc.	$21.0	$34.9	0.26x	NMF	NMF	NMF	0.8x
08/16/01	10/23/01	Open Market, Inc.	divine, inc.	$20.1	$22.6	0.32x	NMF	NMF	NMF	3.0x
10/30/01	01/14/02	CrossWorlds Software, Inc.	IBM	$109.2	$129.4	1.35x	NMF	NMF	NMF	7.3x
02/20/01	06/19/01	New Era of Networks, Inc.	Sybase, Inc.	$183.3	$228.1	0.97x	NMF	NMF	NMF	0.8x
01/16/01	03/20/01	Allaire Corporation	Macromedia, Inc.	$85.4	$194.1	0.72x	NMF	NMF	NMF	2.0x
02/26/01	05/04/01	Fourth Shift Corporation	ArtemisSoft	$40.0	$40.1	0.65x	NMF	NMF	NMF	6.7x
11/02/00	02/01/01	SAGA Systems	Software AG	$292.6	$348.1	1.49x	13.0x	23.7x	35.5x	2.6x
07/12/01	12/21/01	Eagle Point Software	Management Group	$16.1	$30.1	0.97x	10.7x	NMF	65.6x	1.4x
10/25/00	12/08/00	Continuus Software	Telelogic AB	$41.2	$40.9	1.02x	NMF	NMF	NMF	2.8x

	Sales	Common Equity
Minimum	**0.26x**	**0.8x**
Mean	**0.84x**	**2.9x**
Median	**0.84x**	**2.3x**
Maximum	**1.49x**	**7.3x**

COMPARABLE TRANSACTION ANALYSIS

Acquisition Comparables Valuation Summary

	AUTUMN at $7.15	Comparable Transactions Low		Median		High
Total Value / Revenue	0.86x	0.26x	--	0.84x	--	1.49x
Equity Value / Book Value	2.3x	0.8x	--	2.3x	--	7.3x

MERGER PREMIUMS

William Blair & Company

MERGER PREMIUM ANALYSIS

- Analyzed public transactions since 1/1/01 with Equity Value between $50 and $200 million

Equity Value Merger Premiums from January 2001 to Present

		Data Quartile		
	AUTUMN[1]	25th	50th	75th
One Day Before Announcement	18.4% [2]	12.9%	32.1%	51.9%
One Week Before Announcement	28.6% [3]	16.7%	38.1%	64.1%
One Month Before Announcement	43.0% [4]	20.8%	43.1%	72.8%

Enterprise Value Merger Premiums from January 2001 to Present

		Data Quartile		
	AUTUMN[1]	25th	50th	75th
One Day Before Announcement	27.6%	9.8%	28.0%	58.3%
One Week Before Announcement	44.9%	12.1%	35.6%	62.8%
One Month Before Announcement	72.0%	11.6%	37.5%	72.3%

(1) AUTUMN premiums calculated off of a $7.15 offer price
(2) AUTUMN share price on February 12, 2002 was $6.04
(3) AUTUMN share price on February 6, 2002 was $5.56
(4) AUTUMN share price on January 14, 2002 was $5.00

Going Private Transactions

William Blair & Company

Going Private Transactions*

Announced Date	Completion Date	Target	Acquiror	Enterprise Value ($MM)	Equity Value ($MM)	Offer Price: Initial	Offer Price: Final	Final / Initial	Initial % Premium to Announcement: 1 Day	Initial % Premium to Announcement: 1 Week	Initial % Premium to Announcement: 1 Month	Final % Premium to Announcement: 1 Day	Final % Premium to Announcement: 1 Week	Final % Premium to Announcement: 1 Month	Equity Value / Book Value	% Acquired
04/24/00	07/17/00	Cherry Corporation	CBO Acquisition	$548.1	$277.2	$18.75	$26.40	40.8%	44.2%	38.2%	18.8%	103.1%	94.7%	67.3%	1.6x	46.0%
08/28/00	10/04/00	800-JR Cigar	JRC Acquisition	140.9	154.2	$15.00	$15.00	0.0%	20.9%	22.4%	30.0%	20.9%	22.4%	30.0%	1.8x	21.6%
10/25/00	03/01/01	Uno Restaurant	Management Group	167.7	111.9	$8.75	$9.75	11.4%	19.7%	34.6%	20.7%	33.3%	50.0%	34.5%	1.3x	33.0%
11/06/00	Pending	Ellett Brothers	The Tontine Group	52.5	15.1	$2.75	$3.20	16.4%	8.7%	2.3%	10.0%	26.5%	19.1%	28.0%	0.6x	34.9%
12/15/00	09/10/01	NPC International	Mergeco, Inc.	445.2	265.5	$11.40	$11.55	1.3%	7.3%	8.6%	30.3%	8.7%	10.0%	32.0%	1.3x	35.0%
11/10/00	12/18/00	Holt's Cigar Holdings	HCH Acquisition	22.5	55.6	$5.50	$5.50	0.0%	57.1%	34.4%	57.1%	57.1%	34.4%	57.1%	1.2x	26.0%
05/22/01	12/21/01	Quizno's	Firenze Corp	57.5	25.7	$8.00	$8.50	6.3%	8.1%	9.6%	10.3%	14.9%	16.4%	17.2%	NMF	32.0%
08/14/01	Pending	National Home Centers	The Newman Family	25.5	10.0	$1.20	$1.40	16.7%	4.3%	2.6%	6.2%	21.7%	19.7%	23.9%	0.8x	36.5%
10/01/01	Pending	NCH Corporation	Ranger Merger Corporation	201.5	279.0	$47.50	$52.50	10.5%	21.2%	20.9%	8.0%	34.0%	33.6%	19.3%	1.2x	45.0%
10/17/01	01/11/02	[illegible], Inc.	Management Group	85.0	153.4	$8.00	$8.00	0.0%	79.8%	81.8%	86.9%	79.8%	81.8%	86.9%	1.8x	25.0%
11/16/01	Pending	Ugly Duckling	UDC Acquisition Corp	496.9	43.4	$2.51	$3.53	40.6%	0.8%	1.6%	5.7%	41.8%	42.9%	48.6%	0.3x	39.0%

	Final / Initial	Initial 1 Day	Initial 1 Week	Initial 1 Month	Final 1 Day	Final 1 Week	Final 1 Month	Equity Value / Book Value	% Acquired
Minimum	0.0%	0.8%	1.6%	5.7%	8.7%	10.0%	17.2%	0.3x	21.6%
Mean	15.1%	24.7%	25.2%	25.6%	40.2%	40.4%	40.2%	1.2x	34.2%
Median	10.5%	19.7%	20.9%	18.8%	33.3%	33.6%	32.0%	1.3x	34.9%
Maximum	40.8%	79.8%	81.8%	86.9%	103.1%	94.7%	86.9%	1.8x	46.0%

* Includes deals since 1/1/00 with an equity value greater than $10 million.

GOING PRIVATE TRANSACTIONS - SUMMARY

Initial Offer Equity Value Merger Premiums

	AUTUMN (1)	Low	Median	High
One Day Before Announcement	18.4% (2)	0.8%	19.7%	79.8%
One Week Before Announcement	28.6% (3)	1.6%	20.9%	81.8%
One Month Before Announcement	43.0% (4)	3.7%	18.8%	86.9%

Final Offer Equity Value Merger Premiums

	AUTUMN (1)	Low	Median	High
One Day Before Announcement	18.4% (2)	8.7%	33.3%	103.1%
One Week Before Announcement	28.6% (3)	10.0%	33.6%	94.7%
One Month Before Announcement	43.0% (4)	17.2%	32.0%	86.9%

(1) AUTUMN premiums calculated off of a $7.15 offer price.
(2) AUTUMN share price on February 12, 2002 was $6.04.
(3) AUTUMN share price on February 6, 2002 was $5.56.
(4) AUTUMN share price on January 14, 2002 was $5.00.

Discounted Cash Flow Analysis

William Blair & Company

Discounted Cash Flow Analysis Summary

Assumptions

- Projections per Company forecasts for 2002-2006
- Cash flows discounted to 12/31/01
- Discount rates of 18% - 22%
- Terminal value calculated as either 1) a perpetuity based on 2006 free cash flow or (2) a multiple of fiscal year 2006 EBITDA

Discounted Cash Flow Equity Valuation Per Share Range

Discount	Perpetuity Growth Rate			EBITDA Exit Multiple		
Rate	5.0%	6.0%	7.0%	5.0 x	6.0 x	7.0 x
18.0%	$6.63	$6.90	$7.22	$7.41	$8.15	$8.89
19.0%	$6.26	$6.49	$6.75	$7.22	$7.92	$8.63
20.0%	$5.95	$6.14	$6.36	$7.03	$7.71	$8.39
21.0%	$5.67	$5.84	$6.02	$6.85	$7.50	$8.15
22.0%	$5.43	$5.57	$5.72	$6.68	$7.30	$7.93

DISCOUNTED CASH FLOW ANALYSIS - PERPETUITY

(Dollars and shares in thousands)

Years Ending December 31,	Historical 2001	Projected 2002	2003	2004	2005	2006
Revenue	$92,806	$100,624	$109,986	$120,003	$131,015	$143,127
Cost of Revenue	39,892	40,438	43,332	46,621	49,791	53,371
Gross Profit	$52,913	$60,186	$66,655	$73,382	$81,224	$89,755
Operating Expenses	47,656	50,333	53,679	57,656	62,530	67,077
EBIT	$5,258	$9,853	$12,976	$15,727	$18,693	$22,678
Taxes at 40%		3,941	5,190	6,291	7,477	9,071
EBIT After Tax		$5,912	$7,786	$9,436	$11,216	$13,607
Plus: Depreciation & Amortization		4,700	4,705	4,705	3,450	3,450
Tax Adjusted Unlevered Operating Cash Flow		$10,612	$12,491	$14,141	$14,666	$17,057
Less: Capital Expenditures		$5,450	$3,950	$3,950	$3,950	$3,950
Less: Incr. (Decr.) in Working Capital		235	281	301	330	363
Free Cash Flow (FCF)		$4,927	$8,260	$9,890	$10,386	$12,743

Perpetuity Valuation Method

Discount Rate	Present Value of FCF		Present Value of Free Cash Flow as a Perpetuity Assuming Growth of 5.0%	6.0%	7.0%		Present Value of Enterprise Value 5.0%	6.0%	7.0%
18.0%	$27,054		$44,990	$49,204	$54,183		$72,045	$76,258	$81,237
19.0%	$26,362		$40,051	$43,542	$47,616		$66,412	$69,904	$73,977
20.0%	$25,695	+	$35,849	$38,775	$42,152	=	$61,544	$64,471	$67,847
21.0%	$25,055		$32,242	$34,719	$37,550		$57,297	$59,774	$62,605
22.0%	$24,438		$29,122	$31,237	$33,634		$53,560	$55,675	$58,072

Discount Rate	Net Debt (1)		Present Value of Equity Value 5.0%	6.0%	7.0%		Present Value of Equity Value Per Share (2) 5.0%	6.0%	7.0%
18.0%	($30,383)		$102,428	$106,641	$111,620		$6.63	$6.90	$7.22
19.0%	($30,383)		$96,795	$100,287	$104,360		$6.26	$6.49	$6.75
20.0%	($30,383)	=	$91,927	$94,854	$98,230	=	$5.95	$6.14	$6.36
21.0%	($30,383)		$87,680	$90,157	$92,988		$5.67	$5.84	$6.02
22.0%	($30,383)		$83,943	$86,058	$88,455		$5.43	$5.57	$5.72

DISCOUNTED CASH FLOW ANALYSIS - EBITDA EXIT MULTIPLE

(Dollars and shares in thousands)

	Historical	Projected				
Years Ending December 31,	2001	2002	2003	2004	2005	2006
Revenue	$92,806	$100,624	$109,986	$120,003	$131,015	$143,127
Cost of Revenue	39,892	40,438	43,332	46,621	49,791	53,371
Gross Profit	$52,913	$60,186	$66,655	$73,382	$81,224	$89,755
Operating Expenses	47,656	50,333	53,679	57,656	62,530	67,077
EBIT	$5,258	$9,853	$12,976	$15,727	$18,693	$22,678
Taxes at 40%		3,941	5,190	6,291	7,477	9,071
EBIT After Tax		$5,912	$7,786	$9,436	$11,216	$13,607
Plus: Depreciation & Amortization		4,700	4,705	4,705	3,450	3,450
Tax Adjusted Unlevered Operating Cash Flow		$10,612	$12,491	$14,141	$14,666	$17,057
Less: Capital Expenditures		$5,450	$3,950	$3,950	$3,950	$3,950
Less: Incr. (Decr.) in Working Capital		235	281	301	330	363
Free Cash Flow (FCF)		$4,927	$8,260	$9,890	$10,386	$12,743

EBITDA Exit Valuation Method

Discount Rate	Present Value of FCF		Present Value of Terminal Value as a Multiple of 2006 EBITDA 5.0 x	6.0 x	7.0 x		Present Value of Enterprise Value 5.0 x	6.0 x	7.0 x
18.0%	$27,054		$57,104	$68,524	$79,945		$84,158	$95,579	$106,999
19.0%	$26,362		$54,744	$65,693	$76,642		$81,106	$92,055	$103,003
20.0%	$25,695	+	$52,501	$63,001	$73,501	=	$78,196	$88,696	$99,197
21.0%	$25,055		$50,367	$60,440	$70,514		$75,422	$85,495	$95,568
22.0%	$24,438		$48,336	$58,004	$67,671		$72,774	$82,442	$92,109

Discount Rate	Net Debt [1]		Present Value of Equity Value 5.0 x	6.0 x	7.0 x		Present Value of Equity Value Per Share [1] 5.0 x	6.0 x	7.0 x
18.0%	($30,383)		$114,541	$125,962	$137,382		$7.41	$8.15	$8.89
19.0%	($30,383)		$111,489	$122,438	$133,386		$7.22	$7.92	$8.63
20.0%	($30,383)	=	$108,579	$119,079	$129,580	=	$7.03	$7.71	$8.39
21.0%	($30,383)		$105,805	$115,878	$125,951		$6.85	$7.50	$8.15
22.0%	($30,383)		$103,157	$112,825	$122,492		$6.68	$7.30	$7.93

LEVERAGED BUYOUT ANALYSIS

William Blair & Company

Leveraged Buyout Analysis Summary

Assumptions

- Targeted returns of 35%+ for equity investors and 20-24% for subordinated debt investors
- Senior debt/ EBITDA of 2.0x based on 2001 preliminary results
- Subordinated debt/ EBITDA of 1.5x based on 2001 preliminary results

Purchase Price Sensitivity

	IRR at an EBITDA Exit Multiple of		
Purchase Price	5.0x	6.0x	7.0x
$6.00	42%	48%	53%
$6.25	37%	42%	47%
$6.50	32%	38%	42%
$6.75	29%	34%	38%
$7.00	25%	31%	35%

LEVERAGED BUYOUT ANALYSIS

Sources and Uses Summary

Uses of Funds		Sources of Funds		%	Int. Rate	Equity %
Purchase Price per Share	$6.50	Revolver	$0	0.0%	6.0%	
Purchase Price of Equity	100,195	Senior Term Debt	25,500	15.7%	7.0%	
Plus: Debt Refinanced [1]	0	Subordinated Debt	19,500	27.7%	12.0%	10.0%
Less: Cash [1]	10,183	Equity	26,184	17.0%	0.0%	90.0%
Enterprise Value	69,912	Other	0	0.0%	0.0%	0.0%
Senior Debt Financing Fees [2]	183	Total Sources of Funds	$71,184	100.0%		100.0%
Subordinated Debt Financing Fees [2]	390					
Advisory Fees [3]	699					
Total Uses of Funds	$71,184					

Returns Calculation

	2006 EBITDA Exit Multiple		
	5.0x	6.0x	7.0x
Subordinated Debt IRR	20%	22%	23%
Equity IRR	12%	18%	42%

Purchase Price Multiple Analysis [6]

	2001	2002	2003
Net Sales	0.8x	0.7x	0.6x
EBITDA	5.4x	4.8x	4.0x
EBITA	6.5x	5.9x	4.7x

Cash Flow Analysis

	Pro Forma	Fiscal Years Ending December 31,				
	2001	2002	2003	2004	2005	2006
Net Sales [4]	$90,806	$100,624	$109,986	$120,001	$131,015	$141,127
EBITDA [4]	12,994	14,561	17,681	20,412	22,147	26,128
Depreciation	2,119	2,700	2,800	2,800	2,545	3,000
EBITA [4]	10,875	11,851	14,881	17,612	20,598	24,128
Amortization of Intangible Assets and Fin. Fees	2,617	2,617	2,617	2,617	2,617	2,617
EBIT	8,258	9,236	12,264	15,014	17,981	21,511
Less: Interest Expense						
Revolver	0	0	0	0	0	0
Senior Term Debt	1,724	1,724	1,479	1,045	516	118
Subordinated Debt	2,340	2,340	2,340	2,340	2,340	2,340
Total Interest Expense	4,064	4,064	3,819	3,385	2,856	2,458
Pre-Tax Profit		5,172	8,445	11,630	15,125	19,053
Cash Income Taxes @ 40.0% [5]		2,063	4,372	5,646	7,044	8,615
Net Income		3,109	4,073	5,984	8,081	10,437
+Depreciation and Amortization		5,317	5,417	5,417	4,162	4,617
-Capital Expenditure		5,450	2,950	2,950	2,950	2,950
-Working Capital Requirements		215	281	301	310	361
Cash Flow Available for Debt Repayment		$2,742	$6,239	$7,151	$7,981	$10,741
Cash Flow Available after Debt Repayment		$0	$0	$0	$0	$7,156

Intangible Asset Amortization Calculation

Purchase Price of Equity		$100,195		
Less: Book Value [1]		48,178		
Plus: Existing Intangibles [1]		17,664		
Excess of Purchase Price over Tangible Book Value		$69,381		
Amortization Expense (Book)			Years	Annually
Allocation % to Identifiable Intangibles	25.0%	$17,395	7	$2,485
Financing Fees (See below for amortization periods)		773		132
Total		$18,168		$2,617
Non-Amortizable				
Allocation % to Goodwill	75.0%	$52,186		
Advisory Fees		699		
Amortizable For Tax Purposes [5]			Years	Annually
Intangible Assets - Goodwill		$0	15	$0
Financing Fees (See below for amortization periods)		773		132
Total		$773		$132
Intangibles Deductible For Tax Purposes?	No			

Coverage & Debt Amortization

	Pro Forma	Fiscal Years Ending December 31,				
	2001	2002	2003	2004	2005	2006
EBITA Interest Coverage	2.6x	2.9x	3.9x	5.2x	7.2x	9.8x
EBITDA Interest Coverage	3.2x	3.6x	4.6x	6.0x	7.8x	10.6x
Cumulative Total Debt Repaid	N/A	2.9%	15.6%	31.4%	49.2%	56.7%
Cumulative Senior Term Debt Repaid	N/A	6.8%	27.5%	56.5%	86.7%	100.0%
EBITDA	$12,994	$14,561	$17,681	$20,412	$22,147	$26,128
Senior Debt / EBITDA	2.0x	1.6x	1.0x	0.6x	0.2x	0.0x
Total Debt / EBITDA	3.5x	3.0x	2.2x	1.5x	1.0x	0.7x
Total Debt / Total Capitalization	63.0%	60.2%	51.9%	44.5%	32.9%	25.5%

Acquisition Fees

% Advisory Fees (Buyer's Inv. Banking, Legal, etc.)	1.0%		
$ Advisory Fee	$699		
Senior Term Debt Fee %	1.5%	Subordinated Debt Fee %	2.0%
Deferred Senior Debt Fee $	$383	Deferred Sub. Debt Fee $	$390
Amortization Period	5	Amortization Period	7
Annual Amortization	$77	Annual Amortization	$56

Capitalization

	At Closing	Fiscal Years Ending December 31,				
		2002	2003	2004	2005	2006
Revolver	$0	$0	$0	$0	$0	$0
Senior Term Debt	25,500	23,758	18,499	11,249	3,385	0
Subordinated Debt	19,500	19,500	19,500	19,500	19,500	19,500
Equity	26,184	28,491	32,566	38,549	46,631	57,068
Total Capitalization	$71,184	$71,751	$70,565	$69,298	$69,516	$76,568
Cash Balance [1]	$0	$0	$0	$0	$0	$7,156

Notes

(1) Based on preliminary balance sheet as of December 31, 2001.
(2) Represents fees of [illegible]% on senior term debt and 2.0% on subordinated debt.
(3) Represents advisory fees of 1% of Total Enterprise Value.
(4) Projections provided by management.
(5) Goodwill not deductible for tax purposes.
(6) Purchase price multiples, [illegible] cash.

William Blair & Company®

APPENDIX

OTHER INFORMATION

William Blair & Company

Financial Detail

($ in thousands)	Actual	Forecast				
	2001	2002	2003	2004	2005	2006
Revenue						
Software	$23,157	$27,557	$31,139	$34,876	$39,061	$43,748
Services	$28,157	$28,438	$29,860	$31,353	$32,921	$34,567
Maintenance	$38,889	$42,000	$46,201	$50,821	$55,903	$61,493
3rd Party	$2,603	$2,629	$2,786	$2,954	$3,131	$3,319
Total Revenue	$92,806	$100,624	$109,986	$120,003	$131,015	$143,127
Cost of Revenue						
Cost of Software	$4,010	$4,600	$5,200	$5,700	$6,270	$7,085
Cost of Services	$23,965	$22,300	$23,800	$25,704	$26,989	$28,339
Cost of Maintenance	$9,537	$11,172	$11,800	$12,508	$13,634	$14,861
Cost of 3rd Party	$2,380	$2,366	$2,532	$2,709	$2,898	$3,087
Total Cost of Revenue	$39,892	$40,438	$43,332	$46,621	$49,791	$53,371
Gross Margin	$52,913	$60,186	$66,655	$73,382	$81,224	$89,755
Operating Expenses						
Product Development	$19,638	$24,000	$25,078	$27,001	$29,085	$31,488
Sales and Marketing	$15,547	$15,930	$17,800	$19,000	$21,000	$23,000
General & Administrative	$8,418	$9,853	$10,346	$11,200	$11,990	$12,590
Total Operating Expenses	$43,603	$49,783	$53,224	$57,201	$62,075	$67,077
EBITA	$9,311	$10,403	$13,431	$16,182	$19,148	$22,678
Amortization of Goodwill	$4,053	$550	$455	$455	$455	$0
EBIT	$5,258	$9,853	$12,976	$15,727	$18,693	$22,678
Currency gain/loss	($111)	($75)	$0	$0	$0	$0
Interest Income - tax exempt	$395	$570	$620	$670	$804	$871
Interest Income taxable	$159	$281	$305	$330	$396	$429
Tax provision	$3,222	$4,059	$5,359	$6,479	$7,703	$9,324
Net Income	$2,478	$6,569	$8,542	$10,248	$12,191	$14,654
Average Diluted Shares	15,278	15,425	15,575	15,750	15,925	16,100
EPS Diluted	$0.16	$0.43	$0.55	$0.65	$0.77	$0.91
Depreciation & Amortization						
Depreciation & Amortization(PP&E and GW)	$6,372	$3,250	$3,255	$3,255	$2,000	$2,000
Amortization of Cap SW	$1,364	$1,450	$1,450	$1,450	$1,450	$1,450
Total Depreciation and Amortization	$7,736	$4,700	$4,705	$4,705	$3,450	$3,450
Capital Expenditures						
PP&E	$1,355	$4,000	$2,500	$2,500	$2,500	$2,500
Cap SW	$1,364	$1,450	$1,450	$1,450	$1,450	$1,450
Total Capital Expenditures	$2,719	$5,450	$3,950	$3,950	$3,950	$3,950
EBITDA	$12,994	$14,553	$17,681	$20,432	$22,143	$26,128

FINANCIAL DETAIL

	Actual	Forecast				
	2001	2002	2003	2004	2005	2006
% Margins						
Revenue Components						
Software	25.0%	27.4%	28.3%	29.1%	29.8%	30.6%
Services	30.3%	28.3%	27.1%	26.1%	25.1%	24.2%
Maintenance	41.9%	41.7%	42.0%	42.3%	42.7%	43.0%
3rd Party	2.8%	2.6%	2.5%	2.5%	2.4%	2.3%
Cost of Revenue as a % of Sales						
Cost of Software	4.3%	4.6%	4.7%	4.7%	4.8%	5.0%
Cost of Services	25.8%	22.2%	21.6%	21.4%	20.6%	19.8%
Cost of Maintenance	10.3%	11.1%	10.7%	10.4%	10.4%	10.4%
Cost of 3rd Party	2.6%	2.4%	2.3%	2.3%	2.2%	2.2%
Total Cost of Revenue	43.0%	40.2%	39.4%	38.8%	38.0%	37.3%
Cost of Revenue as a % of Total Cost of Revenue						
Cost of Software	10.1%	11.4%	12.0%	12.2%	12.6%	13.3%
Cost of Services	60.1%	55.1%	54.9%	55.1%	54.2%	53.1%
Cost of Maintenance	23.9%	27.6%	27.2%	26.8%	27.4%	27.8%
Cost of 3rd Party	6.0%	5.9%	5.8%	5.8%	5.8%	5.8%
Other Margins						
Gross Margin	57.0%	59.8%	60.6%	61.2%	62.0%	62.7%
EBITDA	14.0%	14.5%	16.1%	17.0%	16.9%	18.3%
EBIT	5.1%	9.8%	11.8%	13.1%	14.3%	15.8%
Net Income	2.1%	6.5%	7.8%	8.5%	9.3%	10.2%
Capital Expenditures	2.9%	5.4%	3.6%	3.3%	3.0%	2.8%
% Growth Rate						
Revenue		6.4%	9.3%	9.1%	9.2%	9.2%
Gross Margin		11.7%	10.7%	10.1%	10.7%	10.5%
EBITDA		12.0%	21.5%	15.8%	8.4%	18.0%
EBIT		67.4%	31.7%	21.2%	16.9%	21.3%
Net Income		165.1%	30.0%	20.0%	19.0%	20.2%
EPS		162.5%	28.4%	18.8%	17.7%	18.9%

Merger Premium Analysis

- Analyzed public technology transactions since 1/1/01 with Equity Value between $50 and $200 million

Equity Value Merger Premiums on Technology Deals from January 2001 to Present

	AUTUMN[1]	Data Quartile 25th	Data Quartile 50th	Data Quartile 75th
One Day Before Announcement	18.4% [2]	28.0%	46.2%	58.5%
One Week Before Announcement	28.6% [3]	29.9%	61.0%	82.3%
One Month Before Announcement	43.0% [4]	24.6%	67.5%	102.1%

Enterprise Value Merger Premiums on Technology from January 2001 to Present

	AUTUMN[1]	Data Quartile 25th	Data Quartile 50th	Data Quartile 75th
One Day Before Announcement	27.6%	12.8%	43.0%	61.1%
One Week Before Announcement	44.9%	15.3%	53.2%	106.6%
One Month Before Announcement	72.0%	0.7%	47.3%	91.5%

(1) AUTUMN premiums calculated off of a $7.15 offer price
(2) AUTUMN share price on February 12, 2002 was $6.04
(3) AUTUMN share price on February 6, 2002 was $5.56
(4) AUTUMN share price on January 14, 2002 was $5.00